FOR IMMEDIATE RELEASE
June 18, 2003
SWX-NYSE
Media Contact: Roger Buehrer, Las Vegas, NV (702) 876-7132
Shareholder Contact: Ken Kenny, Las Vegas, NV (702) 876-7237

SOUTHWEST GAS FILES APPLICATION

LAS VEGAS, NEV. — On June 18, 2003, Southwest Gas Corporation (the Company) filed an application with the Arizona Corporation Commission (ACC) requesting authorization to add a new financing subsidiary (Southwest Gas Capital II) in compliance with the affiliate rules governing the Company’s operations. Southwest Gas Capital II would be a wholly owned trust created to issue preferred securities.

The Company plans to file a registration statement with the Securities and Exchange Commission to register securities for issuance by the Company and/or by the financing subsidiary. If approved, and if the securities are issued, the Company intends to use proceeds for general corporate purposes, including the redemption of the currently outstanding trust-originated preferred securities.

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